
                                                               EXHIBIT (a)(1)(C)

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR

                           AMERICAN DEPOSITARY SHARES
                                       OF

                           DELTA GALIL INDUSTRIES LTD.


This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the American Depositary
Shares ("ADSs") each representing one Ordinary Share (the Ordinary Shares and the ADSs collectively referred to as the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the ADS
Letter of Transmittal to be delivered to the U.S. Receiving Agent (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the U.S. Receiving Agent. See Section 3 of the Offer to
Purchase. The eligible institution which completes this form must communicate the guarantee to the U.S. Receiving Agent and must deliver the ADS Letter of Transmittal and certificates for Shares to the U.S. Receiving Agent within the time shown herein. Failure to do so could result in a financial loss to such eligible institution.

                   THE U.S. RECEIVING AGENT FOR THE OFFER IS:


                         ALPINE FIDUCIARY SERVICES, INC.

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

BY MAIL:                          BY FACSIMILE TRANSMISSION:        BY OVERNIGHT COURIER:

Alpine Fiduciary Services, Inc.          201-559-1162             Alpine Fiduciary Services
c/o Georgeson Shareholder                                             111 Commerce Road
P.O. Box 2065                                                        Carlstadt, NJ 07072
South Hackensack, NJ 07606                                        Attn: Reorganization Dept.

Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a ADS Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

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                      FOR USE BY ELIGIBLE INSTITUTIONS ONLY

Ladies and Gentlemen:

The undersigned hereby tenders to Delta Galil Industries Ltd., a company organized under the laws of the State of Israel ("Delta" or the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 25, 2002 (the "Offer to Purchase"), and the related ADS Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of American Depositary Shares each representing one Ordinary Share, par value NIS 1.00 per share ("ADSs" or the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

Number of Shares:_________________           Name(s) of Record Holders:

Certificate Nos. (if available):             ___________________________

                                             ___________________________
__________________________
                                             Addressee(s):____________________

                                             ____________________________

                                             ______________________________

                                             ______________________________

                                             Date:__________________________

If Shares will be tendered by book           Name of Institution that Guaranteed
entry transfer:
                                             Delivery:______________________
Name of Tendering Institution:

______________________________               Area Code and Telephone Number:
                                             (___) ___-____
DTC Participant Number:

______________________________

                                    GUARANTEE
                    (Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or NYSE, or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States, hereby guarantees: (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; (ii) that such tender of Shares complies with Rule 14e-4; and (iii) to deliver to the U.S. Receiving Agent at its address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the U.S. Receiving Agent's account at Book-Entry Transfer Facility (as defined in Section 3 of the Offer to Purchase) , in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three trading days on The Nasdaq Stock Market after the U.S. Receiving Agent receives this Notice.

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Name of Firm:
 _____________________________            _____________________________
                                          Authorized Signature

Address:____________________________      Name :__________________________
                                                              (please print)
___________________________________
         (city, state zip code)           Title:____________________________

Area Code and Telephone Number:           Dated:___________________________
__________________________________
__


                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                    YOUR SHARE CERTIFICATES MUST BE SENT WITH
                          THE ADS LETTER OF TRANSMITTAL